                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                      MPW INDUSTRIAL SERVICES GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                   [MPW LOGO]

                           9711 Lancaster Road, S.E.
                               Hebron, Ohio 43025

October 28, 2002

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders to be held on Friday, December 13, 2002, at 9:00 a.m. Eastern Time, at the Company's principal executive offices located at 9711 Lancaster Road, S.E., Hebron, Ohio 43025.

     The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon. In addition to the specific matters to be acted upon, there will be a report from the Company and an opportunity for questions of general interest to the shareholders.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to vote, sign, date, and promptly return the enclosed proxy in the envelope provided.

     I look forward to seeing you at the meeting.

                                          Sincerely yours,

                                          /s/ Monte R. Black
                                          MONTE R. BLACK
                                          Chairman of the Board of Directors and
                                          Chief Executive Officer

                                   [MPW LOGO]

                           9711 Lancaster Road, S.E.
                               Hebron, Ohio 43025

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 13, 2002

                               ------------------

To the Shareholders of
MPW Industrial Services Group, Inc.:

     The Annual Meeting of Shareholders of MPW Industrial Services Group, Inc. (the "Company") will be held at the Company's principal executive offices located at 9711 Lancaster Road, S.E., Hebron, Ohio 43025 on Friday, December 13, 2002, at 9:00 a.m. Eastern Time for the following purposes:

     1. To elect five Directors to serve for the ensuing year; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on October 28, 2002, will be entitled to vote at the meeting and any adjournment thereof. A list of such shareholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the Company's principal office.

                                        By Order of the Board of Directors

                                        /s/ Richard R. Kahle
                                        RICHARD R. KAHLE
                                        Vice President, Chief Financial Officer,
                                        Secretary and Treasurer

Hebron, Ohio
October 28, 2002

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO ATTEND, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE.

                      MPW INDUSTRIAL SERVICES GROUP, INC.
                           9711 LANCASTER ROAD, S.E.
                               HEBRON, OHIO 43025

                               ------------------

          PROXY STATEMENT FOR THE 2002 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 13, 2002

                               ------------------

     MPW Industrial Services Group, Inc. (the "Company") is mailing this Proxy Statement to the shareholders of the Company in connection with the solicitation of proxies by the Company's Board of Directors. These proxies will be used at the Annual Meeting of Shareholders to be held at 9:00 a.m. Eastern Time on Friday, December 13, 2002, at the Company's principal executive offices located at 9711 Lancaster Road, S.E., Hebron, Ohio 43025 and at any adjournment thereof (the "Annual Meeting").

     If a shareholder properly executes and returns the enclosed form of proxy, it will be voted according to his or her instructions. If no instructions are given, it will be voted (i) for the election as Directors of the five nominees named below and (ii) in the discretion of the proxies with respect to any other matter that may come before the meeting. Any shareholder may revoke a previously granted proxy by giving notice of revocation to the Company in writing or in open meeting before the proxy is exercised. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

     The Company will pay the expenses of soliciting proxies, including the charges and expenses of brokers, nominees, fiduciaries and custodians incurred in sending proxy materials to principals and obtaining their instructions. In addition to the use of the mail, proxies may be solicited in person or by telephone or facsimile. Directors, officers and regular employees of the Company may solicit proxies without additional compensation.

     This Proxy Statement, Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders on or about October 28, 2002.

                                     VOTING

     The Board of Directors has fixed the close of business on October 28, 2002, as the record date (the "Record Date") for determining shareholders entitled to notice of and to vote at the Annual Meeting. On October 28, 2002, there were outstanding 10,939,957 shares of the Company's Common Stock, without par value ("Common Stock"), all of one class and all of which are entitled to be voted at the Annual Meeting. Holders of issued and outstanding shares of Common Stock are entitled to one vote for each share held by them.

     At the Annual Meeting, the results of shareholder voting will be tabulated by the inspector of elections appointed for the Annual Meeting. Under Ohio law and the Company's Code of Regulations, properly executed proxies either marked "abstain" or held in "street name" by brokers that are not voted on one or more particular proposals (if otherwise voted on at least one proposal) will be counted for purposes of determining whether a quorum has been achieved at the Annual Meeting but will not be treated as either a vote for or a vote against any of the proposals to which such abstention or broker non-vote applies.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The Company's Common Stock is the only outstanding class of voting securities. The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of October 23, 2002 by (a) each person who owns beneficially more than 5% of Common Stock of the Company to the extent known to management, (b) each director, nominee and named executive officer of the Company, and (c) all directors and executive officers, as a group. Unless otherwise indicated, the named persons exercise sole voting and investment power over the shares that are shown as beneficially owned by them.

                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL   PERCENT OF
BENEFICIAL OWNER                                               OWNERSHIP      CLASS
----------------                                               ----------   ----------
Monte R. Black(1)...........................................   6,372,600       57.9%
Walter H. Morris(2).........................................     800,000        7.3%
Susan K. Black..............................................     620,000        5.7%
Monte R. Black and Susan K. Black 1994 Irrevocable Trust....     547,840        5.0%
James P. Mock(3)............................................     116,000        1.0%
Richard R. Kahle(4).........................................      20,000          *
Alfred Friedman(5)..........................................       5,000          *
Pete A. Klisares(6).........................................       6,000          *
Timothy A. Walsh(6).........................................       6,500          *
J. Craig Wright(7)..........................................      76,500          *
Luke Feck...................................................       2,000          *
All directors and executive officers as a group (7
  persons)(8)...............................................   6,602,600       59.7%

---------------

 *   less than 1%

(1) Includes (i) 620,000 shares of Common Stock held by Mr. Black's wife, Susan
    K. Black, (ii) 13,300 shares of Common Stock held by each of Mr. Black's three children and (iii) an aggregate of 547,840 shares of Common Stock held in trust for Mr. Black's children. Mr. Black disclaims beneficial ownership of the foregoing shares. Also includes 60,000 shares of Common Stock subject to options to purchase, which are currently exercisable or exercisable within 60 days.

(2) Based on information contained in a Schedule 13G filed on February 13, 2001. The address for Walter H. Morris is 3610 West River Ridge Court, Mequon, Wisconsin 53092.

(3) Includes 115,000 shares of Common Stock subject to options to purchase, which are currently exercisable or exercisable within 60 days.

(4) Includes 10,000 shares of Common Stock subject to options to purchase, which are exercisable within 60 days.

(5) Includes 4,000 shares of Common Stock subject to options to purchase, which are currently exercisable or exercisable within 60 days.

(6) Includes 5,000 shares of Common Stock subject to options to purchase, which are currently exercisable or exercisable within 60 days.

(7) Includes (i) 4,000 shares of Common Stock held in trust for Mr. Wright's child, (ii) 19,000 shares of Common Stock held by Mr. Wright's wife, (iii) 15,000 shares held by Mr. Wright's daughter and (iv) 3,500 shares of Common Stock held by Alexi, Inc., a corporation in which Mr. Wright holds a controlling interest. Mr. Wright disclaims beneficial ownership of the foregoing shares. Also includes 4,000 shares of Common Stock subject to options to purchase, which are currently exercisable or exercisable within 60 days.

(8) Includes (i) 620,000 shares of Common Stock held by Mr. Black's wife, Susan
    K. Black, (ii) an aggregate of 547,840 shares of Common Stock held in trust for Mr. Black's children, (iii) 39,900 shares of Common Stock held by Mr. Black's children (iv) 4,000 shares of Common Stock held in trust for

Mr. Wright's child, (v) 19,000 shares of Common Stock held by Mr. Wright's wife,
(vi) 15,000 shares of Common Stock held by Mr. Wright's daughter and (vii) 3,500 shares of Common Stock held by Alexi, Inc., a corporation in which Mr. Wright holds a controlling interest. Mr. Black and Mr. Wright disclaim beneficial ownership of the foregoing shares. Includes 203,000 shares of Common Stock subject to options to purchase, which are currently exercisable or exercisable within 60 days.

                        PROPOSAL: ELECTION OF DIRECTORS

INFORMATION CONCERNING THE NOMINEES

     Five Directors will be elected at the Annual Meeting. Each Director elected at the Annual Meeting will hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal from office. The Company's management intends that the shares represented by the enclosed proxy will be voted, unless the shareholder executing the proxy otherwise instructs, for the election to the Board of Directors of each of the five nominees named below.

     The Company has no reason to believe that any of such nominees will be unable, if elected, to serve as a Director. However, if such an event should occur, the Company's management intends that the shares represented by the enclosed proxy will be voted for the remainder of the nominees, and for such substitute nominee or nominees as may be selected by the Company's current Board of Directors.

     All of the nominees for Director named below, excluding Mr. Feck, are currently serving as Directors of the Company for terms expiring at the Annual Meeting. Messrs. Klisares, Friedman and Walsh became Directors of the Company in February 1998, November 1998 and September 1994, respectively. Mr. Black has served as the Chairman of the Board of Directors since founding the Company in 1972. This is the first nomination for Director for Mr. Feck.

     The following table sets forth information regarding each of the persons nominated for election to the Board of Directors. Certain biographical information regarding each of the persons nominated for election to the Board of Directors is described below the table.

NAME                             AGE                             POSITION
----                             ---   ------------------------------------------------------------
                                       Chairman of the Board of Directors and Chief Executive
Monte R. Black.................  52    Officer
Pete A. Klisares...............  66    Director
Alfred Friedman................  61    Director
Timothy A. Walsh...............  41    Director
Luke Feck......................  67    Director Nominee

     Monte R. Black originally founded the Company in 1972 and has served as Chief Executive Officer and Chairman of the Board of Directors since that time.

     Alfred Friedman has served as a Director of the Company since November 1998. Mr. Friedman has been an independent financial consultant since 1998 and prior thereto was a partner at PricewaterhouseCoopers LLP, an accounting firm, or its predecessor firms since 1974.

     Pete A. Klisares has served as a Director of the Company since February 1998. Mr. Klisares is the principal of MIGG Capital, an Ohio-based venture capital company. Mr. Klisares previously served as President, Chief Operating Officer and a director of Karrington Health, Inc., a provider of assisted living facilities, from August 1997 to June 1999. Mr. Klisares also serves as a director of Dominion Homes, Inc., a residential construction firm, and Huntington National Bank, N.A., a national banking association.

     Timothy A. Walsh has served as a Director of the Company since September 1994. Mr. Walsh has served as Executive Vice President, Chief Financial Officer and Treasurer of Farm Family Holdings, Inc., a holding company that owns property and casualty insurance companies and a life insurance company, since February 2000 and as Executive Vice President, Finance and Treasurer for Farm Family Holdings, Inc. from December 1996 to February 2000. Mr. Walsh has also served as Executive Vice President -- Finance of Farm

Family Casualty Insurance Company and Farm Family Life Insurance Company since December 1996, as Treasurer of United Farm Family Insurance Company since October 1996 and as Treasurer of Farm Family Holdings, Inc. from October 1996 to December 1996.

     Luke Feck served as Senior Vice President of American Electric Power, a multinational energy company, from January 1990 to February 2002, upon his retirement. Mr. Feck also serves as a director of Thurber House, a literacy center for writers and readers based in Columbus, Ohio.

EXECUTIVE OFFICERS AND NON-CONTINUING DIRECTOR

     In addition to Mr. Black, information with respect to whom is set forth above, the executive officers of the Company include the following:

     James P. Mock (age 57). Mr. Mock joined the Company in October 1996 as Vice President and General Manager of the Northern Region, Industrial Cleaning. In July 1997, Mr. Mock was appointed Vice President and General Manager of Industrial Cleaning and Facility Maintenance.

     Richard R. Kahle (age 38). Mr. Kahle joined the Company in September 2000 and was appointed Vice President, Chief Financial Officer and Treasurer. In July of 2001, Mr. Kahle was appointed Secretary. Prior to joining the Company, Mr. Kahle served in the following capacities for Bank One Corporation, a bank holding company, from January 1997 until September 2000: (i) senior vice president -- finance, consumer lending division; (ii) manager of financial planning and analysis -- consumer lending division; (iii) national accounting director; (iv) director of financial reporting; and (v) corporate accounting manager.

     J. Craig R. Wright (age 73). Mr. Wright, who has served as a Director of the Company since May 1999, is retiring and, therefore, has declined to stand for re-election. Mr. Wright is of counsel with Chester, Willcox and Saxbe, a law firm, since 1996.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS HELD

     During the Company's fiscal year ended June 30, 2002 ("fiscal 2002"), the Board of Directors of the Company held a total of six meetings.

     The Company has an Executive Committee that is empowered to exercise the power and authority of the Board of Directors between meetings of the Board of Directors. Messrs. Black, Klisares and Walsh are presently the members of the Executive Committee, which did not meet during fiscal 2002. Mr. Black currently serves as Chairman of the Executive Committee.

     The Compensation and Stock Option Committee (the "Compensation Committee") of the Board of Directors met on four occasions during fiscal 2002. Messrs. Klisares and Walsh are presently members of the Compensation Committee, the primary functions of which are to review and approve salaries and other benefits for executive officers of the Company, to make recommendations to the Board of Directors with respect to the adoption of employee benefit programs and to administer the Company's stock option plans and approve awards of stock options made under the Company's 1997 Stock Option Plan. Mr. Klisares currently serves as Chairman of the Compensation Committee.

     The Company has an Audit Committee, the primary function of which is to oversee the accounting and auditing affairs of the Company. In addition, the Audit Committee will assume in the future the responsibility of approving transactions between Mr. Black or other affiliates and the Company, a previous function of the Transaction Committee. Messrs. Friedman, Walsh, Klisares and Wright presently serve as members of the Audit Committee, which met on four occasions during fiscal 2002. Mr. Walsh currently serves as Chairman of the Audit Committee. Mr. Feck will become a member of the Audit Committee upon election to the Board of Directors at the Annual Meeting.

     The Company had a Transaction Committee during fiscal 2002, the primary function of which was to represent the Company in negotiations between Mr. Black or other affiliates and the Company. Messrs. Klisares and Wright served as members of the Transaction Committee, which met twice during fiscal 2002. Mr. Klisares served as Chairman of the Transaction Committee. During fiscal 2003, the Board elected to dissolve the Transaction Committee. The Transaction Committee's primary function of representing the Company in negotiations between Mr. Black or other affiliates and the Company will be assumed by the Audit Committee.

     During fiscal 2003, the Company established a Corporate Governance and Nominating Committee (the "Governance Committee"), the primary functions of which are to recommend nominations to the Board of Directors, recommend compensation for and oversee the performance of the Board of Directors and to oversee other matters of corporate governance. Mr. Klisares presently serves as a member and the Chairman of the Governance Committee. Mr. Feck will become a member of the Governance Committee upon election to the Board of Directors at the Annual Meeting.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The compensation discussion that follows has been prepared based on the actual plan and non-plan compensation awarded to, earned by or paid to the Company's named executive officers during the periods presented. The Company's compensation arrangements with its directors and certain arrangements with its named executive officers are described below.

CASH COMPENSATION TABLE

     The following table sets forth the compensation paid or payable by the Company during the fiscal years ended June 30, 2002, 2001 and 2000, to those individuals serving as the registrant's chief executive officer at any time during fiscal 2002 and the other executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                       COMPENSATION
                                             ANNUAL COMPENSATION          AWARDS
                                             -------------------   ---------------------    ALL OTHER
                                              SALARY     BONUS     SECURITIES UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR     ($)        ($)           OPTIONS(#)            ($)(3)
---------------------------           ----   --------   --------   ---------------------   ------------
Monte R. Black......................  2002   453,200    344,000           100,000               925
  Chairman of the Board of Directors  2001   453,200         --                --               855
  and Chief Executive Officer         2000   453,200         --                --               855
James P. Mock.......................  2002   166,000     71,000           100,000             4,074
  Vice President and General Manager  2001   166,000     48,000                --               288
  of Industrial Cleaning and
     Facility                         2000   166,000         --                --               288
  Maintenance
Richard R. Kahle(1).................  2002   141,649     40,000            40,000             5,591
  Vice President, Chief Financial     2001   109,471     35,000                --             3,449
  Officer, Secretary and Treasurer
C. Douglas Rockwell(2)..............  2002    22,014         --                --             1,935
  Vice President and General Manager  2001   165,900     40,000            40,000             5,866
  of Industrial Water and Container   2000   158,000     23,000            23,000               299
  Cleaning

---------------

(1) Mr. Kahle joined the Company in September 2000.

(2) Mr. Rockwell joined the Company in March 1999 and resigned as an officer of the Company in August 2001.

(3) Represents the Company's match of contributions to the Company's Savings Plan or Deferred Compensation Plan and the premiums paid by the Company on life insurance policies with the executives named as beneficiary.

OPTION GRANTS IN FISCAL 2002

     The following table sets forth information concerning the grants of stock options by each of the Company's named executive officers during fiscal 2002.

                                                                                          POTENTIAL REALIZED
                                                                                           VALUE AT ASSUMED
                                                                                         ANNUAL RATES OF STOCK
                                                                                          PRICE APPRECIATION
                       NUMBER OF                                                            FOR OPTION TERM
                       SECURITIES   % OF TOTAL OPTIONS                                   ---------------------
                       UNDERLYING       GRANTED TO       EXERCISE OR BASE   EXPIRATION
NAME                   OPTIONS(#)       EMPLOYEES          PRICE ($/SH)        DATE       5% ($)      10% ($)
----                   ----------   ------------------   ----------------   ----------   ---------   ---------
Monte R. Black.......   100,000            22.0%               1.85         12/14/2011    116,346     294,842
James P. Mock........   100,000            22.0%               1.85         12/14/2011    116,346     294,842
Richard R. Kahle.....    40,000             8.8%               1.85         12/14/2011     46,538     117,937

FISCAL 2002 AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning the exercise of stock options by each of the Company's named executive officers during fiscal 2002 and fiscal year end value of unexercised options.

                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED             IN-THE-MONEY
                             SHARES                      OPTIONS AT FISCAL             OPTIONS AT FISCAL
                           ACQUIRED ON    VALUE            YEAR-END (#)                 YEAR-END ($)(1)
                            EXERCISE     REALIZED   ---------------------------   ---------------------------
NAME                           (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------   --------   -----------   -------------   -----------   -------------
Monte R. Black...........      --          --         26,250         108,750          --           55,000
James P. Mock............      --          --         70,000         136,000          --           55,000
Richard R. Kahle.........      --          --             --          40,000          --           22,000

---------------

(1) Value is based on the June 28, 2002 closing price of $2.40 per share of the Company's common stock on the NASDAQ National Market.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information concerning the equity compensation plans of the Company as of June 30, 2002.

                                                                                             (C)
                                                    (A)                              NUMBER OF SECURITIES
                                                 NUMBER OF                           REMAINING AVAILABLE
                                                SECURITIES                           FOR FUTURE ISSUANCE
                                               TO BE ISSUED                              UNDER EQUITY
                                               UPON EXERCISE           (B)            COMPENSATION PLANS
                                                    OF          WEIGHTED-AVERAGE          (EXCLUDING
                                                OUTSTANDING         PRICE OF         SECURITIES REFLECTED
PLAN CATEGORY                                     OPTIONS      OUTSTANDING OPTIONS      IN COLUMN (A))
-------------                                  -------------   -------------------   --------------------
Equity Compensation Plan Approved by Security
  Holders(1).................................    1,009,250            $6.42                190,750
Equity Compensation Plan Not Approved by
  Security Holders(2)........................      733,300            $2.41                     --

---------------

(1) Plan represents the 1997 Stock Option Plan.

(2) Plan represents the 1994 Stock Option Plan which was adopted prior to the Company's initial public offering in fiscal 1998 (the "Offering"). Effective with the Offering, no additional options will be granted under the 1994 Stock Option Plan and the Company's repurchase obligation upon exercise of stock options was terminated.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive compensation for serving as Directors. Non-employee Directors are paid a quarterly fee of $1,500. In addition, non-employee Directors receive a fee of $1,000 for attendance at each Board of Directors meeting or committee of the Board of Directors. In addition, under the Company's 1997 Stock Option Plan each non-employee Director of the Company was granted options to purchase 1,000 shares of Common Stock in fiscal 2002. All Directors of the Company also are reimbursed for reasonable travel expenses to and from meetings of the Board of Directors and committees.

     During the year ended June 30, 2002, Messrs. Klisares and Friedman received compensation of $16,640 and $10,000, respectively, for consulting services performed. Mr. Friedman performed consulting services related to the final negotiations in the sale of the Industrial Products and Services ("Filter") group. Mr. Klisares performed consulting services related to certain business opportunities and strategic planning for the Company.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     The Company entered into a severance agreement (the "Severance Agreement"), which is designed to ensure the continuity of management in the event of a change in control, with Mr. Black. The Severance Agreement provides that following a change in control Mr. Black will be entitled to severance compensation upon termination of employment during the period commencing with the occurrence of the change in control and continuing until the earliest of (i) the third anniversary of the occurrence of the change in control, (ii) death or
(iii) attainment of age 65 and the occurrence of one or more certain additional events.

     Under the Severance Agreement, severance compensation will be a lump sum payment in an amount equal to three times the sum of (i) base pay at the highest rate in effect for the three calendar years immediately preceding the year in which the change in control occurs, plus (ii) incentive pay in an amount equal to not less than the highest aggregate annual bonus, incentive or other payments of cash compensation made or to be made in regard to services rendered in any fiscal year during the three fiscal years immediately preceding the year in which the change in control occurs, less the sum of (iii) any and all payments received from the Company, a successor or their affiliates following a change in control, plus (iv) any future payments to be made in accordance with any employment agreements or other contracts between the Company and such other entities. For three years following termination, the Company will arrange to provide Mr. Black with welfare benefits substantially similar to those he was receiving or was entitled to receive immediately prior to the termination date, with such three-year period qualifying as service with the Company for the purpose of determining service credits and benefits under the Company's various retirement benefit plans.

     The Company has agreed to pay any and all legal fees incurred by Mr. Black in connection with the interpretation, enforcement or defense of his rights under the Severance Agreement. The terms of the Severance Agreement ran through the close of business on June 30, 2002; beginning in fiscal 2003, the Severance Agreement will automatically be renewed for successive one-year terms unless the Company or Mr. Black gives notice of intent to terminate before such renewal.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Klisares and Walsh. Mr. Walsh served as Vice President, Finance, Chief Financial Officer and Secretary of MPW Industrial Services, Inc., a subsidiary of the Company, from April 1994 until August 1995.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

     The Compensation Committee of the Board (the "Compensation Committee") is comprised of two outside directors, none of whom is or was formerly an officer of the Company, although Mr. Walsh served as Vice President, Finance, Chief Financial Officer and Secretary of MPW Industrial Services, Inc., a subsidiary of the Company from April 1994 until August 1995. During fiscal 2002, none of the Company's executive officers served on the board of any entity of which a Compensation Committee member was an executive officer or on the compensation committee of any entity of which any director of the company was an executive officer.

     Role of Compensation Committee

     In general, the Company's compensation program for executive officers consists of three primary elements: a base salary, a discretionary bonus and periodic grants of stock options. The Compensation Committee believes that it is important to pay competitive salaries but also to make a high proportion of the executive officers' total compensation at risk in order to cause the executive officers to focus on both the short-term and the long-term interests of the Company's shareholders. Therefore, the bonus (which permits individual performance to be recognized on an annual basis, and which is based, in part, on an evaluation of the contribution made by the executive officer to the Company's performance and other individual and organizational goals) and stock option grants (which directly tie the executive officer's long-term remuneration to stock price appreciation realized by the Company's shareholders) are important components of the overall compensation package.

     Base Salary

     Base salary is reviewed annually. In evaluating the base salary component of compensation for the Company's executive officers, the Compensation Committee considers individual performance and industry analysis and comparisons.

     For fiscal 2002, only one of the Company's executive officers received an increase in base salary; all other base salaries for the Company's executive officers remained unchanged.

     Bonus Plan

     Bonuses are awarded at the discretion of the Compensation Committee and are targeted at a percentage of the annual base salary of each executive officer. The targeted bonus is the bonus the Company expects to award, based on the Company's and individual's achievement of certain performance objectives. The granted bonus may be more or less than the targeted percentage, based on the subjective determination by the Compensation Committee of the executive's performance and the Company's performance in relation to the stated goals. For fiscal 2002, all of the Company's executive officers received a bonus.

     Stock Options

     The purpose of the Company's 1997 Stock Option Plan is to attract and retain key personnel and directors of the Company and to enhance their interest in the Company's continued success. The maximum number of the Company's Common Shares with respect to which awards may be granted under the 1997 Stock Option Plan is 1,200,000. During fiscal 2002, the Company granted 240,000 stock options to its executive officers.

---------------

* Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the information set for under "-- Board Compensation Committee Report on Executive Compensation" and "-- Performance Graph" shall not be incorporated by reference into any such filings.

     Chief Executive Officer Compensation

     Mr. Black, the Company's Chief Executive Officer, was paid an annual salary of $453,200 and a bonus of $344,000 for the fiscal year ended June 30, 2002. In addition, Mr. Black was granted 100,000 stock options during fiscal 2002. The Compensation Committee believes that tying the remuneration of Mr. Black to the achievement of certain Company goals and to the performance of the Common Stock will enhance the long-term performance and stability of the Company.

     Section 162(m) Compliance

     Section 162(m) of the Code places certain restrictions on the amount of compensation in excess of $1,000,000, which may be deducted for each executive officer. The Company intends to satisfy the requirements of Section 162(m) should the need arise.

                                          Submitted by the Compensation
                                          Committee of the Company:

                                          PETE A. KLISARES, Chairman
                                          TIMOTHY A. WALSH

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee currently consists of four directors and operates under a written charter adopted by the Board of Directors. The primary function of the Audit Committee is to oversee the accounting and auditing affairs of the Company as well as to approve transactions between Mr. Black or other affiliates and the Company. The Board of Directors intends to modify the written charter for the Audit Committee in response to the Sarbanes-Oxley Act of 2002 and the proposed NASDAQ National Market rules upon adoption of the latter. Also, as required under the Sarbanes-Oxley Act of 2002, the Audit Committee will review and pre-clear any permitted, non-audit related services to be performed by Ernst & Young LLP during fiscal 2003.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended June 30, 2002, with the Company's management. The Audit Committee has discussed with Ernst & Young LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, and has discussed with Ernst & Young LLP its independence from the Company.

     Fees related to services performed by Ernst & Young LLP in 2002 were as follows:


Audit Fees..................................................   $110,000
All Other Fees..............................................    106,000
                                                               --------
  Total.....................................................   $216,000
                                                               ========

     The Audit Committee has considered and concluded that the provision of the above services other than audit services is compatible with maintaining Ernst & Young LLP's independence.

     Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report to Shareholders on Form 10-K for the year ended June 30, 2002, for filing with the Securities and Exchange Commission. The Audit Committee has also recommended to the Board of Directors the selection of the Company's independent auditors.

                                   Submitted by the Audit Committee
                                   of the Company:

                                   TIMOTHY A. WALSH, Chairman
                                   ALFRED FRIEDMAN
                                   PETE A. KLISARES
                                   J. CRAIG WRIGHT

PERFORMANCE GRAPH*

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and a peer group selected by the Company that includes companies that provide a broader range of services to industry. These companies are similar to the Company in that they provide various services to industry on an outsourcing basis, though not necessarily the same types of services as the Company. The companies that make up the Peer Group are: ABM Industries, Inc., Comfort Systems USA, Inc., Dycom Industries, Inc., Emcor Group, Inc., Encompass Services Corp., Firstservice Corporation, Integrated Electrical Services, Inc., Mastec Inc., Mobile Mini, Inc., Quanta Services, Inc., The Servicemaster Company, United Rentals, Inc. and Viad Corp.

               COMPARISON OF 55 MONTH CUMULATIVE TOTAL RETURN(1)
        AMONG MPW INDUSTRIAL SERVICES GROUP, INC., THE S & P 500 INDEX,
                                AND A PEER GROUP
[INSERT COMPARISON GRAPH]

                                                     MPW INDUSTRIAL
                                                  SERVICES GROUP, INC.             PEER GROUP                    S&P 500
                                                  --------------------             ----------                    -------
12/2/97                                                  100.00                      100.00                      100.00
12/97                                                    100.00                      112.30                      101.72
1/98                                                      91.67                      113.00                      102.84
2/98                                                     108.33                      117.20                      110.26
3/98                                                     120.83                      123.49                      115.91
4/98                                                     133.33                      125.96                      117.07
5/98                                                     152.78                      134.06                      115.06
6/98                                                     150.00                      148.33                      119.73
7/98                                                     125.00                      134.80                      118.46
8/98                                                     101.39                      114.06                      101.33
9/98                                                     105.56                      123.02                      107.82
10/98                                                    111.11                      128.99                      116.59
11/98                                                    133.33                      128.71                      123.66
12/98                                                    125.00                      143.07                      130.78
1/99                                                     136.11                      138.69                      136.25
2/99                                                     127.78                      128.80                      132.02
3/99                                                      91.67                      132.63                      137.30
4/99                                                     101.39                      138.09                      142.62
5/99                                                     113.89                      133.24                      139.25
6/99                                                     111.11                      142.79                      146.98
7/99                                                     118.06                      138.77                      142.39
8/99                                                     101.39                      119.75                      141.69
9/99                                                      79.17                      121.12                      137.80
10/99                                                     88.89                      102.20                      146.52
11/99                                                    103.48                      104.82                      149.50
12/99                                                     88.20                      106.97                      158.31
1/00                                                      88.89                      112.26                      150.35
2/00                                                      87.50                      110.84                      147.51
3/00                                                      61.11                      122.94                      161.94
4/00                                                      80.56                      132.70                      157.07
5/00                                                      76.39                      127.62                      153.84
6/00                                                      86.11                      124.03                      157.63
7/00                                                      88.89                      113.49                      155.17
8/00                                                      77.09                      123.06                      164.81
9/00                                                      38.20                      109.87                      156.11
10/00                                                     20.14                      100.85                      155.45
11/00                                                     20.14                       98.88                      143.19
12/00                                                     11.11                      100.50                      143.89
1/01                                                      18.06                       99.15                      149.00
2/01                                                      18.40                       92.61                      135.41
3/01                                                      12.50                       89.10                      126.83
4/01                                                      16.28                       95.12                      136.69
5/01                                                      16.39                      107.12                      137.61
6/01                                                      13.89                      107.78                      134.26
7/01                                                      13.89                      106.23                      132.94
8/01                                                      13.33                       97.73                      124.61
9/01                                                      11.67                       78.46                      114.55
10/01                                                     11.78                       79.89                      116.74
11/01                                                     14.78                       88.90                      125.69
12/01                                                     25.56                       98.35                      126.79
1/02                                                      21.33                       97.06                      124.94
2/02                                                      23.00                       98.47                      122.53
3/02                                                      25.56                      105.56                      127.14
4/02                                                      23.22                      107.80                      119.43
5/02                                                      23.44                      102.79                      118.55
6/02                                                      26.67                       94.40                      110.11

(1) $100 INVESTED ON 12/2/97 IN STOCK OR ON 11/30/97 IN INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDED JUNE 30.

---------------

* Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the information set forth under " -- Board Compensation Committee Report on Executive Compensation" and " -- Performance Graph" shall not be incorporated by reference into any such filings.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On August 9, 1996, the Company sold certain real estate and a commercial building located in Chesterfield, Michigan, which currently serves as one of the Company's industrial container cleaning facilities, to the Black Family Limited Partnership, an Ohio limited partnership in which Monte R. Black serves as the sole general partner, for an aggregate consideration of $2.2 million. As part of the same transaction, the partnership and the Company entered into a long-term lease arrangement with respect to the facility for a term of ten years at an annual payment amount of approximately $421,000, payable monthly. In connection with the Offering, the Company entered into an amended lease agreement through June 30, 2004, which provides for an annual rental of $288,000, payable monthly, which the Company believes is no less favorable than it would obtain in a third party arm's-length transaction. In connection with an expansion at the Chesterfield facility, the Company entered into an additional lease agreement in October of 2001 which provides for an annual rental of approximately $254,700, payable monthly, which the Company believes is no less favorable than it would obtain in a third party arm's-length transaction.

     As part of an industrial revenue bond financing in 1986, Monte R. and Susan
K. Black constructed an approximately 67,000 square foot building in Hebron, Ohio, which the Company leased for a ten-year term. Annual rent payments on the building and equipment during this ten-year term were $726,000, payable monthly. In connection with the Offering, the Company entered into an amended lease agreement through June 30, 2004, which provides for an annual rental of $600,000, payable monthly, which the Company believes is no less favorable than it would obtain in a third party arm's-length transaction.

     In 1989, the Company entered into a five-year agreement to rent certain real estate and a commercial building located in Newark, Ohio from Monte R. and Susan K. Black as the principal offices of the Company's industrial water subsidiary. In 1993, the Company extended the lease for an additional five-year term. Annual lease payments were $46,920, payable monthly. Effective July 1, 1997, the Company entered into a lease agreement through June 30, 2004, which provides for an annual rental of $66,000, payable monthly, which the Company believes is no less favorable than it would obtain in a third party arm's-length transaction.

     In 1999, the Company entered into a seventy-five month agreement to rent certain real estate and a commercial building located in Newark, Ohio from Miramonte Property Management, LLC, a limited liability company controlled by Monte R. Black, as additional operating space for the Company's industrial water subsidiary. The lease provides for annual rental of $66,000 payable monthly, which the Company believes is no less favorable than it would obtain in a third party arm's-length transaction.

     The Company provides from time to time certain fabrication-type services to Pro-Kleen Industrial Services, Inc., a portable sanitation services company wholly owned by Monte R. Black. During fiscal 2002, such services totaled $182,000. The Company has been fully reimbursed for these services.

     In February 1998, the Company sold its corporate aircraft at a fair market value of $3.6 million to an entity controlled by Monte R. Black. The purchase price was paid by redeeming a portion of the indebtedness created by the termination prior to the Offering, of the S Corporation status of MPW Industrial Services, Inc. ("Industrial") and distribution of accumulated undistributed earnings to the former shareholders of Industrial. At the same time, the Company entered into a five-year agreement to rent the aircraft from such entity for an annual lease payment of $360,000, payable monthly, plus applicable state and local sales taxes. This lease terminates on January 31, 2003 unless extended by the parties or unless terminated earlier by either party on no less than 120 days' prior written notice.

     In September 2001, the Company entered into a ten-year agreement to rent certain real estate and a commercial building located in Rockport, Indiana, from Miramonte Property Management, LLC, a limited liability company controlled by Monte R. Black, as additional operating space for the Company's Industrial Cleaning and Facility Maintenance business. The lease provides for annual rental of $72,000 payable monthly, which the Company believes is no less favorable than it would obtain in a third party arm's-length transaction.

               SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     Shareholder proposals for the 2003 annual meeting of shareholders (the "2003 Annual Meeting") must be received by the Secretary of the Company by July 15, 2003, to be included in the Company's proxy statement, notice of annual meeting and proxy related to the 2003 Annual Meeting.

                                 OTHER MATTERS

     Ernst & Young LLP served as the Company's independent auditors for the fiscal year ended June 30, 2002. REPRESENTATIVES OF ERNST & YOUNG LLP ARE EXPECTED TO APPEAR AT THE ANNUAL MEETING TO MAKE A STATEMENT, IF THEY WISH TO DO SO, AND TO BE AVAILABLE TO ANSWER APPROPRIATE QUESTIONS FROM SHAREHOLDERS AT THAT TIME. THE BOARD OF DIRECTORS EXPECTS TO APPOINT ERNST & YOUNG LLP AS ITS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2003.

     The Board of Directors knows of no other matters to be presented for action at the forthcoming Annual Meeting. However, the proxy confers upon the persons named therein discretionary authority to act upon any other matter that may properly come before the meeting.

     THE COMPANY WILL FURNISH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2002, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT EXCLUDING OTHER EXHIBITS, WITHOUT CHARGE, TO ANY PERSON UPON WRITTEN REQUEST ADDRESSED TO RICHARD R. KAHLE, VICE PRESIDENT, CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER, MPW INDUSTRIAL SERVICES GROUP, INC., 9711 LANCASTER ROAD, S.E., HEBRON, OHIO 43025.

                                        /s/ Richard R. Kahle
                                        RICHARD R. KAHLE
                                        Vice President, Chief Financial Officer,
                                        Secretary and Treasurer

October 28, 2002
Hebron, Ohio

                      MPW INDUSTRIAL SERVICES GROUP, INC.

                 BALLOT FOR 2002 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby votes all common shares, without par value, of MPW Industrial Services Group, Inc. which the undersigned is entitled to vote, as follows:

1. ELECTION OF DIRECTORS:

    [ ] FOR all nominees listed below (except as marked to the contrary)

    [ ] WITHHOLD VOTE for all nominees listed below

(INSTRUCTIONS: do not check "WITHHOLD VOTE" to vote for only certain individual nominees. To withhold your vote for any individual nominee, strike a line through the nominee's name below and check "FOR")

   Monte R. Black,     Alfred Friedman,     Pete A. Klisares,      Timothy A.
                             Walsh,      Luke Feck

             BE SURE TO DATE AND SIGN THE REVERSE SIDE OF THIS CARD

Dated: December 13, 2002

                                                --------------------------------
                                                           Signature

                                                --------------------------------
                                                          Printed Name

                                                --------------------------------
                                                           Signature

                                                --------------------------------
                                                          Printed Name

                                                SIGNATURE(S) SHALL AGREE WITH
                                                THE NAME(S) PRINTED ON THE SHARE
                                                CERTIFICATE. IF SIGNING AS
                                                ATTORNEY, EXECUTOR, TRUSTEE OR
                                                GUARDIAN, PLEASE GIVE YOUR FULL
                                                TITLE AS SUCH, AND IF SIGNING
                                                FOR A CORPORATION, PLEASE GIVE
                                                YOUR TITLE. WHEN SHARES ARE IN
                                                THE NAME OF MORE THAN ONE
                                                PERSON, EACH SHOULD SIGN.